                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): April 7, 2000
                                                           -------------

                                 SUNSOURCE INC.
                         -------------------------------
                 (Exact Name of Registrant Specified in Charter)


          Delaware                     1-13293                    23-2874736
      -----------------         ---------------------         --------------
       (State or Other            (Commission File            (I.R.S. Employer
       Jurisdiction of                 Number)               Identification No.)
       Incorporation)


             3000 One Logan Square
                Philadelphia, PA                                    19103
      ------------------------------------                    --------------
      (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (215) 282-1290
                                                           --------------

                   -------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



                                                                    Page 1 of 10
                                                        Exhibit Index on Page 10

Item 2. Acquisition or Disposition of Assets.

Acquisition of Axxess Technologies, Inc.
----------------------------------------

On April 7, 2000, the Company completed the acquisition of Axxess Technologies, Inc. ("Axxess") pursuant to a certain Amended and Restated Agreement and Plan of Merger dated as of April 7, 2000 entered into by and among SunSource Inc., The Hillman Group, Inc., The Hillman Group Acquisition Corp., Axxess and certain securityholders of Axxess (the "Axxess Merger Agreement").

Pursuant to the Axxess Merger Agreement, The Hillman Group Acquisition Corp., an indirect wholly owned subsidiary of the Company, was merged with and into Axxess, with Axxess as the surviving corporation in the merger. In the merger, the outstanding securities of Axxess were converted into the right to receive aggregate consideration in the amount of $110 million, less the total debt of Axxess outstanding on the closing date, and less certain transaction expenses. A portion of such consideration was paid by issuance of subordinated promissory notes to the securityholders of Axxess in the aggregate principal amount of $23 million, which notes were guaranteed by the Company. The balance of such consideration was paid in cash. The cash portion of the merger consideration was borrowed by the company under its existing revolving credit facility with PNC Bank, National Association, as agent and certain other lenders party thereto. Following the completion of the merger, Axxess became a wholly owned subsidiary of The Hillman Group, Inc., an indirect wholly owned subsidiary of the Company. The relative amount of consideration paid by the Company was determined by the parties in arms-length negotiations.

Sale of Assets of Harding Glass, Inc.
-------------------------------------

On April 13, 2000, the Company completed the sale of all of the business and related assets of Harding Glass, Inc. pursuant to a certain Asset Purchase Agreement dated as of April 12, 2000 entered into by and among VVP America, Inc., VVP America Acquisition, L.L.C., SunSource Inc., Harding Glass, Inc. and SunSub A Inc. (the "Harding Purchase Agreement").

Pursuant to the Harding Purchase Agreement, Harding Glass, Inc., an indirect wholly owned subsidiary of the Company, sold its business and related assets to VVP America Acquisition, L.L.C., for a cash purchase price in the amount of approximately $31.5 million. The relative amount of consideration paid under the Harding Purchase Agreement was determined by the parties in arms-length negotiations.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

    (a) Financial Statements of Business Acquired. To be filed by amendment not later than 60 days after the date this report was required to be filed.

    (b)   Pro forma Financial Information.
          -------------------------------

    (c)   Exhibits.
          --------


          Exhibit No.   Description of Document
          -----------   -----------------------

        2.1 Amended and Restated Agreement and Plan of Merger dated as of April 7, 2000 among SunSource Inc., The Hillman Group, Inc., The Hillman Group Acquisition Corp., Axxess Technologies, Inc. ("Axxess")and certain securityholders of Axxess.
        2.2 Asset Purchase Agreement dated as of April 12, 2000, among VVP America, Inc., VVP America Acquisition, L.L.C., SunSource Inc., SunSource Investment Company, Inc., Harding Glass, Inc. and SunSub A Inc.
        99.1          Press Release dated April 7, 2000 (Axxess)
        99.2          Press Release dated April 13, 2000 (Harding)

                         SUNSOURCE INC. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                  INTRODUCTION


This Form 8-K is being filed for the following transactions:

The Kar Transaction
-------------------
On March 2, 2000, SunSource Inc. (the "Company") completed a transaction with GC Sun Holdings, L.P. (the "Partnership"), a newly-formed partnership affiliated with Glencoe Capital, L.L.C. ("Glencoe") of Chicago, a private equity investment firm, pursuant to a contribution agreement among the parties (the "Contribution Agreement").

Pursuant to the Contribution Agreement, the Company, through certain of its wholly owned subsidiaries, contributed all of the interests of its Kar Products Inc. subsidiary and it's A & H Bolt & Nut Company Limited subsidiary (the "Contributed Entities") to the Partnership in exchange for an aggregate 49% interest in the Partnership. Affiliates of Glencoe, together with certain other investors, contributed $22.5 million in cash in exchange for an aggregate 51% interest in the Partnership. In addition, the Partnership repaid certain intercompany indebtedness in the amount of $105 million owed to the Company. The transactions outlined above are referred to as the "Kar Transaction".

Acquisition of Axxess Technologies, Inc.
----------------------------------------
On October 27, 1999, the Company signed a definitive merger agreement to acquire Axxess Technologies, Inc. of Tempe, Arizona, a manufacturer and marketer of key duplication and identification systems ("Axxess"). The merger agreement with Axxess was amended and restated on April 7, 2000. On April 7, 2000, the Company completed the Axxess acquisition which was structured as a purchase of 100% of the stock of Axxess and repayment of its outstanding debt in exchange for $87 million in cash and $23 million in subordinated notes.

Sale of Harding Glass, Inc.
---------------------------
On January 10, 2000, VVP America, Inc. ("VVP") signed a letter of intent to purchase the Company's Harding Glass, Inc. subsidiary ("Harding Glass"). On April 13, 2000, the Company completed the sale of substantially all of the assets of Harding Glass plus the assumption of certain liabilities aggregating $11.6 million, by VVP for a cash purchase price of approximately $31.5 million subject to certain post closing adjustments.

General
-------
The accompanying pro forma consolidated balance sheet and pro forma consolidated statement of income give effect to all of the transactions noted above (collectively, the "Transactions").

The pro forma financial information is unaudited and assumes that the Transactions for which pro forma effects are shown occurred as of December 31, 1999 for the pro forma consolidated balance sheet and as of January 1, 1999 for the pro forma consolidated statement of income (the "Pro Forma Consolidated Financial Information").

The Pro Forma Consolidated Financial Information presented herein is not necessarily indicative of what the financial position or results of operations would have been had the Transactions occurred on those dates, nor are they necessarily indicative of the future results of operations of the Company. Management believes the pro forma adjustments reflected in the accompanying consolidated balance sheet and consolidated statement of income give effect to all material changes arising from the Transactions. The pro forma adjustments are preliminary and subject to post-closing adjustments related to the Transactions and changes in estimated fair market values of the purchased assets. The Pro Forma Consolidated Financial Information should be read in conjunction with the historical consolidated financial information and related notes included in the Company's report on Form 10-K for the year ended December 31, 1999 and report on Form 8K dated March 2, 2000.

                         SUNSOURCE INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                   (UNAUDITED)
                             (dollars in thousands)

                                                                                               Divestment
                                                                       Contributed   Axxess    of Harding
                                                                         Entities  Acquisition   Glass     Pro Forma
                                   ASSETS                    Historical    (a)        (b)         (c)     Adjustments   Pro Forma
                                                             ---------  ---------  ---------   ---------  -----------   ---------
Current assets:
  Cash and cash equivalents                                  $   5,186  $  (2,502) $   1,829   $      --  $       --    $   4,513
  Accounts receivable, net                                      65,141    (17,475)     8,426          --          --       56,092
  Inventories                                                   92,691    (17,968)    13,889          --       1,507(d)    90,119
  Deferred income taxes                                         10,218     (1,085)     1,088          --          --       10,221
  Net assets held for sale                                      35,249         --         --     (35,249)         --           --
  Income taxes receivable                                        8,561         --         --          --          --        8,561
  Other current assets                                           5,226       (834)       679          --          --        5,071
                                                             ---------  ---------  ---------   ---------  -----------   ---------
      Total current assets                                     222,272    (39,864)    25,911     (35,249)      1,507      174,577
Property and equipment, net                                     17,282     (5,511)    52,024          --       5,202(e)    68,997
Goodwill an other intangibles, net                              52,404    (20,385)        58          --      38,174(f)    70,251
 Deferred financing fees                                         3,493         --         --          --       1,500(g)     4,993
Deferred income taxes                                            5,865       (797)        --          --          --        5,068
Cash surrender value of life insurance policies                 14,190         --         --          --          --       14,190
Other assets                                                     7,511       (246)       384          --          --        7,649
                                                             ---------  ---------  ---------   ---------  -----------   ---------

      Total assets                                           $ 323,017  $ (66,803) $  78,377   $ (35,249) $   46,383    $ 345,725
                                                             =========  =========  =========   =========  ===========   =========

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                           $  44,358  $  (7,658) $   7,605   $      --    $     --    $  44,305
  Notes payable                                                    376         --         --          --          --          376
  Current portion of capitalized lease obligations                 923         --         --          --          --          923
  Dividends / distributions payable                              1,019         --         --          --          --        1,019
  Deferred tax liability                                           929         --         --          --          --          929
  Current portion of senior secured term loan                    3,750         --         --          --          --        3,750
  Accrued expenses:                                                 --
    Salaries and wages                                           5,343     (1,875)       912          --          --        4,380
    Income and other taxes                                       3,299     (1,013)        --          --          --        2,286
    Accrued losses on discontinued operation                     2,703         --         --      (2,703)         --           --
    Other accrued expenses                                      23,961     (3,740)     2,161          --          --       22,382
                                                             ---------  ---------  ---------   ---------  -----------   ---------
      Total current liabilities                                 86,661    (14,286)    10,678      (2,703)         --       80,350
Inter-company debt                                                  --         --         --          --          --           --
Senior notes                                                        --         --         --          --          --           --
Senior secured term loan                                        17,750         --         --          --      (4,000)(h)   13,750
Bank revolving credit                                          102,791         --         --          --     (28,666)(i)   74,125
Subordinated notes                                                  --         --         --          --      11,000 (j)   11,000
Capitalized lease obligations                                    1,509         --         --          --          --        1,509
Deferred compensation                                           14,173         --         --          --          --       14,173
Deferred Income Taxes                                               --         --        976          --          --          976
Other liabilities                                                2,148     (1,954)       406          --          --          600
                                                             ---------  ---------  ---------   ---------  -----------   ---------
      Total liabilities                                        225,032    (16,240)    12,060      (2,703)     (21,666)    196,483
                                                             ---------  ---------  ---------   ---------  -----------   ---------

Guaranteed preferred beneficial interests in the
 Company's junior subordinated debentures                      115,200         --         --          --          --      115,200
                                                             ---------  ---------  ---------   ---------  -----------   ---------

Commitments and contingencies

Stockholders' equity (deficit):
  Preferred stock, $.01 par, 1,000,000 shares
   authorized, none issued                                          --         --         --          --          --           --
  Common stock, $.01 par, 20,000,000 shares authorized,             72         --         --          --          --           72
  Additional paid-in capital                                    21,342         --         --          --          --       21,342
  Retained earnings                                            (25,297)   (51,889)    66,317     (32,546)     68,049 (k)   24,634
  Unearned compensation                                           (283)        --         --          --          --         (283)
  Accumulated other comprehensive income                        (4,344)     1,326         --          --          --       (3,018)
  Treasury stock                                                (8,705)        --         --          --          --       (8,705)
                                                             ---------  ---------  ---------   ---------  -----------   ---------
      Total stockholders' equity (deficit)                     (17,215)   (50,563)    66,317     (32,546)     68,049       34,042
                                                             ---------  ---------  ---------   ---------  -----------   ---------

      Total liabilities and stockholders'
        equity (deficit)                                     $ 323,017  $ (66,803) $  78,377   $ (35,249) $   46,383    $ 345,725
                                                             =========  =========  =========   =========  ===========   =========


            SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL INFORMATION

                         SUNSOURCE INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                                   (UNAUDITED)
                (dollars in thousands, except for share amounts)

                                                                        Contributed     Axxess
                                                                          Entities   Acquisition  Pro Forma
                                                           Historical        (l)         (m)     Adjustments       Pro Forma
                                                           ----------    ----------   --------   ----------      ----------
Net sales                                                   $ 555,652     $(124,780)   $82,132      $     -       $ 513,004
Cost of sales                                                 326,399       (38,576)    36,356            -         324,179
  related to restructuring                                      2,130             -          -            -           2,130
                                                           ----------    ----------   --------   ----------      ----------
   Gross profit                                               227,123       (86,204)    45,776            -         186,695
                                                           ----------    ----------   --------   ----------      ----------
Operating expenses:
  Selling, general and administrative expenses                218,437       (67,291)    30,849            -         181,995
  Depreciation                                                  4,272        (1,060)    11,530        1,040 (n)      15,782
  Amortization                                                  1,847          (665)         7          954 (n)       2,143
                                                           ----------    ----------   --------   ----------      ----------
   Total operating expenses                                   224,556       (69,016)    42,386        1,995         199,921
                                                           ----------    ----------   --------   ----------      ----------
Transaction and other related costs
Restructuring charges and asset write-off                       8,118        (1,020)         -            -           7,098
Gain on curtailment of defined benefit
  pension plan                                                  5,608             -          -            -           5,608
Equity in earnings                                                                -          -        2,520 (o)       2,520
Other income                                                      685           (52)       507                        1,140
                                                           ----------    ----------   --------   ----------      ----------
   Income from operations                                         742       (16,220)     3,897          525         (11,056)

Interest expense, net                                           9,724             6          -         (829)(p)       8,901
Distributions on guaranteed preferred
 beneficial interests                                          12,232             -          -            -          12,232
                                                           ----------    ----------   --------   ----------      ----------
   Income (loss) from continuing operations
     before provision (benefit) for income taxes              (21,214)      (16,226)     3,897        1,353         (32,190)

Provision (benefit) for income taxes                          (10,100)                               (3,061)(q)     (13,161)
                                                           ----------    ----------   --------   ----------      ----------

   Income (loss) from continuing operations                   (11,114)      (16,226)     3,897        4,414         (19,029)
                                                           ----------    ----------   --------   ----------      ----------
Basic and diluted income (loss) per common share:
  Income (loss) from continuing operations                  $   (1.65)                              $  0.65       $   (2.82)

Weighted average number of
  outstanding common shares                                 6,747,142                             6,747,142       6,747,142

            SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL INFORMATION

                         SUNSOURCE INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)
                             (dollars in thousands)

1.       Basis of Presentation

         The Pro Forma Consolidated Financial Information is unaudited and assumes that the Transactions for which the pro forma effects are shown occurred as of December 31, 1999, for the pro forma consolidated balance sheet and as of January 1, 1999, for the pro forma consolidated statement of income.

         The gain on divestment of Kar Products and other non-recurring charges related to the Kar Transaction have been excluded from the accompanying pro forma consolidated statement of income as such amounts do not represent on-going income or costs of operations.

         The loss on the sale of Harding Glass and results from its discontinued operations have been excluded from the accompanying pro forma consolidated statement of income as such amounts do not represent on-going income or costs of operations.

2.       Pro forma adjustments to consolidated balance sheet:

         (a) Adjustment to reflect the elimination of historical assets and liabilities of the Contributed Entities as of December 31, 1999.

         (b) Adjustments to reflect purchased assets and liabilities of Axxess as of December 31, 1999.

         (c) Adjustment to reflect the sale of Harding Glass as of December 31, 1999.

         (d) Adjustment to increase inventory of Axxess to fair market value as of December 31, 1999, in accordance with Accounting Principles Board #16, Accounting for Business Combinations ("APB #16").

         (e) Adjustment to increase the property, plant and equipment of Axxess to fair market value as of December 31, 1999, in accordance with APB #16.

         (f) Adjustment to reflect goodwill arising from the purchase of Axxess as of December 31, 1999 in accordance with APB #16.

         (g) Adjustment to reflect deferred financing fees incurred in connection with the Axxess acquisition.

         (h) Adjustment to reflect repayment of outstanding senior secured term loan with net available proceeds from the Transactions.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)
                             (dollars in thousands)


         (i) Adjustment to reflect repayment of outstanding bank revolver credit borrowing with net available proceeds from the Transactions.

         (j) Adjustment to reflect the issuance of $23 million subordinated notes in connection with the Axxess acquisition net of a repayment of $12 million. Interest on the $11 million subordinated note ranges from prime plus 1% to prime plus 5% with a maximum rate at any time of 15%. Interest is compounded annually and payable upon maturity of the note. The principal under the note shall be payable in seven equal quarterly installments commencing the earlier of i) the first calendar quarter after payment in full of the term loan extended by the Company's senior lenders or ii) March 31, 2004.

         (k) Adjustments to equity to reflect pro forma adjustments (d) through (j) noted above.

3. Pro forma adjustments to consolidated statement of income for the twelve months ended December 31, 1999:

         (l) Adjustment to reflect elimination of the results of operations of the Contributed Entities for the twelve months ended December 31, 1999.

         (m) Adjustment to include the results of operations of Axxess for the twelve months ended December 31, 1999.

         (n) Adjustment to reflect APB #16 purchase accounting related to the allocation of purchase price to goodwill and property, plant & equipment in connection with the Axxess acquisition is as follows:

               Axxess Technologies Inc. Calculation of Purchase Price
               ------------------------------------------------------
               Purchase price                                           $110,000
               Acquisition-related expenses of sale                        1,200
                                                                        --------
                           Total Purchase Price                         $111,200
                                                                        ========

               Allocation of Total Purchase Price                                      Amortization
                                                                     Amortization        Expense
                                                     Allocation          Period         Year Ended
                                                       Amount         (in Months)      Dec. 31, 1999
                                                     ----------      ------------      -------------
                  Inventory                           $  1,507               3             $1,507*
                  Property, plant
                   & equipment                           5,202              60              1,040
                  Goodwill                              38,174             480                954
                  Book Value of
                   Acquired net assets                $ 66,317
                                                      --------
                                                      $111,200

                  *Excluded from Statement of Operations for the twelve months ended December 31, 1999.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)
                             (dollars in thousands)


         (o) Adjustment to reflect the Company's 49% interest in the net income of the Partnership for the twelve months ended December 31, 1999 incorporating historical earnings of the Contributed Entities for the 1999 year adjusted for interest expense expected to be incurred by the Partnership based on current effective interest rates.

         (p) Adjustment to reflect net decrease in interest expense resulting from the Transactions based on current effective interest rates as follows:

                                                       Increase (Decrease)
               Transactions                            in Interest Expense
               ------------                            -------------------
               Proceeds from Kar Transaction               $(8,680)
               Funding of Axxess acquisition                11,273
               Proceeds from sale of
                 Harding Glass                              (3,555)
                                                          --------
               Net Decrease in Interest Expense            $  (962)
                                                          ========

         (q) Adjustment to reflect additional consolidated net tax benefits as a result of pro forma adjustments (l) through (p) noted above.

                                    SIGNATURE
                                    ---------



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SUNSOURCE, INC.




Date:  April 24, 2000                      By: /s/  Joseph M. Corvino
                                               ---------------------------------
                                               Joseph M. Corvino
                                               Vice President- Finance and Chief
                                                      Financial Officer

EXHIBIT INDEX
-------------



EXHIBIT NO.     DESCRIPTION OF DOCUMENT
-----------     -----------------------

2.1 Amended and Restated Agreement and Plan of Merger dated as of April 7, 2000 among SunSource Inc., The Hillman Group, Inc., The Hillman Group Acquisition Corp., Axxess Technologies, Inc. ("Axxess")and certain securityholders of Axxess.
2.2 Asset Purchase Agreement dated as of April 12, 2000, among VVP America, Inc., VVP America Acquisition, L.L.C., SunSource Inc., SunSource Investment Company, Inc., Harding Glass, Inc. and SunSub A Inc.
99.1            Press Release dated April 7, 2000 (Axxess)
99.2            Press Release dated April 13, 2000 (Harding)